Exhibit 99.1

Surrozen Reports First Quarter 2026 Financial Results and Provides Business Update

On track to submit an Investigational New Drug application for SZN-8141 to FDA in the second half of 2026

Well-capitalized with $106.9 million in cash and cash equivalents as of March 31, 2026

SOUTH SAN FRANCISCO, Calif., May 6, 2026 (GLOBE NEWSWIRE) -- Surrozen, Inc. (“Surrozen” or the “Company”) (Nasdaq: SRZN), a biotechnology company pioneering targeted therapeutics to harness the power of Wnt signaling to address the underlying drivers of disease in sight-threatening ophthalmic conditions, today announced financial results for the first quarter ended March 31, 2026 and provided a business update.

Business Highlights

Surrozen remains focused on advancing a new generation of ophthalmology therapeutics that are built on a foundation of Wnt pathway biology. Surrozen’s pipeline leverages its Wnt biology expertise and antibody technologies to develop therapeutics targeting ophthalmic diseases with significant unmet medical needs.

Recent Events and Upcoming 2026 Milestones

o
Ophthalmology Pipeline
•
The Company continues to progress its lead candidates, SZN-8141 and SZN-8143, in retinal diseases and remains on track to submit an Investigational New Drug (IND) application for SZN-8141 in the second half of 2026
o
Scientific Presentations Highlighting Next Generation Surrozen Wnt Therapeutics for Retinal Diseases
•
The Company presented evidence of preclinical efficacy of our novel bi-functional antibody SZN-8141at its Poster Presentation during the Association for Research in Vision and Ophthalmology (2026 ARVO) in May 2026. By synergizing actions of Wnt activation and VEGF inhibition, SZN-8141 demonstrates superiority over monotherapies in preclinical models, suggesting the potential for improved outcomes compared to current therapies such as anti-VEGF standard of care.
•
The Company presented an overview of next generation Wnt therapeutics in retinal disease at the Eyecelerator meeting at 2026 ARVO.
o
In March 2026, Boehringer Ingelheim achieved a research milestone under the agreement for SZN-413, reflecting a positive outcome of the IND-enabling GLP toxicology study. The Company received a $5.0 million payment from Boehringer Ingelheim in April 2026.

First Quarter 2026 Financial Highlights

- Cash Position: Cash and cash equivalents were $106.9 million as of March 31, 2026, compared to $89.2 million as of December 31, 2025.

- Revenue:

•
Collaboration and License Revenue: Collaboration and license revenue was $5.0 million for the quarter ended March 31, 2026 attributable to the recognition of a milestone achieved under a collaboration and license agreement with Boehringer Ingelheim in March 2026. The Company did not have any collaboration and license revenue for the quarter ended March 31, 2025.
•
Research Service Revenue – Related Party: Research service revenue from a related party was zero for the quarter ended March 31, 2026, compared to $1.0 million for the same period in 2025, driven by the termination of the research collaboration with TCGFB, Inc., effective in November 2025.

- Operating Expenses:

•
Research and Development Expenses: R&D expenses were $9.3 million for the quarter ended March 31, 2026, compared to $6.6 million for the same period in 2025, primarily reflecting a $2.4 million increase in manufacturing costs, lab expenses and consulting fees for our ophthalmology programs and a $1.2 million increase in employee-related expenses, offset by a $0.9 million decrease in clinical expenses as a result of the discontinuation of clinical development of SZN-043.
•
General and Administrative Expenses: G&A expenses were $6.1 million for the quarter ended March 31, 2026, compared to $4.0 million for the same period in 2025, primarily due to a $1.1 million increase in employee-related expenses and a $1.0 million increase in professional service fees.

- Other Income and Expenses:

•
Interest Income: Interest income was $0.9 million for the quarter ended March 31, 2026, compared to $0.3 million for the same period in 2025, as a result of an increase in cash and cash equivalents.
•
Loss on Amendment and Cancellation of Warrants: Loss on amendment and cancellation of warrants originally issued in a private placement in 2024 was $2.1 million for the quarter ended March 31, 2025, due to the non-cash change in fair value of warrant liabilities as a result of the amendment and cancellation of warrants in March 2025. There was no such corresponding loss for the quarter ended March 31, 2026.
•
Loss on Execution of the 2025 PIPE: Loss on execution of the private placement in March 2025 (2025 PIPE) was $71.1 million for the quarter ended March 31, 2025, reflecting the non-cash loss recognized upon the initial execution of the 2025 PIPE as committed proceeds from the 2025 PIPE were less than the fair value of the tranche liability recognized at contract execution date. There was no such corresponding loss for the quarter ended March 31, 2026.
•
Loss/Gain on Change in Fair Value of Tranche Liability: Loss on change in fair value of tranche liability related to the 2025 PIPE was $76.9 million for the quarter ended March 31, 2026, compared to a gain of $16.3 million for the same period in 2025, attributable to the non-cash change in fair value of tranche liability, which was primarily driven by the increase in our stock price.
•
Gain on Settlement of Tranche Liability: Gain on settlement of tranche liability related to the 2025 PIPE was $1.1 million for the quarter ended March 31, 2025 related to the proceeds from the sale of securities in the

2025 PIPE being greater than the net value of securities issued on settlement date. There was no such corresponding gain for the quarter ended March 31, 2026.
•
Other Expense/Income, Net: Other expense, net was $41.1 million for the quarter ended March 31, 2026, compared to a net other income of $38.0 million for the same period in 2025, primarily driven by a $81.7 million non-cash change in fair value of warrant liabilities, offset by $2.7 million financing transaction costs incurred in 2025 for the 2025 PIPE.

- Net Loss: Net loss was $127.5 million, or ($11.65) per share for the quarter ended March 31, 2026, compared to a net loss of $27.0 million, or ($7.43) per share, for the same period in 2025.

Surrozen’s Ophthalmology Portfolio

About SZN-8141 for Retinal Diseases
Surrozen is developing SZN-8141 for the treatment of diabetic macular edema (DME) and neovascular age-related macular degeneration (wet AMD). SRZN-8141 combines Frizzled 4 (Fzd4) agonism and vascular endothelial growth factor (VEGF) antagonism and has the potential to provide benefits over treatment with single mechanism agents against these targets. The current standard of care for diabetic retinopathy (including DME), retinal vein occlusion and wet AMD is intravitreal administration of anti-VEGF therapies, including monotherapies and dual-pathway agents targeting VEGF and Ang-2. In addition, MK-3000, a Fzd4 monotherapy, has demonstrated proof of concept in DME in clinical trials. We believe SZN-8141 has the potential to treat multiple retinopathy indications and be differentiated from existing therapies. Data generated in preclinical models of retinopathy demonstrated that SZN-8141 stimulated Wnt signaling and induced normal retinal vessel regrowth while suppressing pathological vessel growth.

About SZN-8143 for Retinal Diseases
Surrozen is developing SZN-8143 for the treatment of DME, wet AMD, and uveitic macular edema (UME). SZN-8143 combines Fzd4 agonism, VEGF antagonism, and interleukin-6 (IL-6) antagonism and may have benefits over single mechanism agents against these targets. The current standard of care for diabetic retinopathy (including DME), retinal vein occlusion and wet AMD is intravitreal administration of anti-VEGF therapies, including monotherapies and dual-pathway agents targeting VEGF and Ang-2. In addition, MK-3000, a Fzd4 monotherapy, has demonstrated proof of concept in DME in clinical trials. The Company believes SZN-8143 has the potential to treat multiple retinopathy indications and be differentiated from existing therapies. Data generated in preclinical models of retinopathy demonstrated that SZN-8143 stimulated Wnt signaling and induced normal retinal vessel regrowth while suppressing pathological vessel growth.

Partnership with Boehringer Ingelheim
SZN-413 is a bi-specific antibody targeting Fzd4-mediated Wnt signaling designed using Surrozen’s SWAP™ technology. It is currently being developed for the treatment of retinal diseases by Boehringer Ingelheim. Data generated by Surrozen with SZN-413 in preclinical models of retinopathy demonstrated that SZN-413 potently stimulated Wnt signaling in the eye, induced normal retinal vessel regrowth, suppressed pathological vessel growth and reduced vascular leakage.

Under the terms of the agreement, BI received an exclusive, worldwide license to develop SZN-413 and other Fzd4-specific Wnt-modulating molecules for all purposes, including as a treatment for retinal diseases, in exchange for an upfront payment to Surrozen of $12.5 million and up to $586.5 million in success-based development, regulatory, and commercial milestone payments, in addition to mid-single digit to low-double digit royalties on sales.

About Surrozen

Surrozen is a biotechnology company, pioneering a new class of Wnt-based therapeutics designed to harness the power of Wnt signaling to treat sight-threatening ophthalmic conditions. Built on deep scientific expertise and a proprietary antibody-engineering platform, Surrozen develops multifunctional biologics that selectively activate Wnt signaling in combination with other key disease pathways. Our approach aims to deliver best-in-class, durable therapies that have the potential to transform patient outcomes in some of the most pressing unmet medical needs in ocular diseases. For more information, visit www.surrozen.com.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements generally are accompanied by words such as “will,” “plan,” “intend,” “potential,” “expect,” “could,” or the negative of these words and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Surrozen’s discovery, research and development activities, in particular its development plans for its product candidates (including anticipated clinical development plans and timelines, the availability of data, the potential for such product candidates to be used to treat human disease or address unmet needs in serious eye diseases, as well as the potential benefits and potential differentiation from existing therapies of such product candidates); Surrozen’s intention to submit an IND application for SZN-8141 in 2026; and expectations regarding Surrozen’s partnership with Boehringer Ingelheim, including the potential for future success-based development, regulatory, and commercial milestone payments, in addition to mid-single digit to low-double digit royalties on sales. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the management of Surrozen and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Surrozen. These forward-looking statements are subject to a number of risks and uncertainties, including the initiation, cost, timing, progress and results of research and development activities, preclinical and clinical trials with respect to its product candidates and potential future drug candidates; the Company’s ability to fund its preclinical and clinical trials and development efforts, whether with existing funds or through additional fundraising; Surrozen’s ability to identify, develop and commercialize drug candidates; Surrozen’s ability to successfully complete preclinical and clinical studies for its product candidates; the effects that arise from volatility in global economic, political, regulatory and market conditions; and all other factors discussed in Surrozen’s Annual Report on Form 10-K for the year ended December 31, 2025, and Surrozen’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 to be filed with the Securities and Exchange Commission (“SEC”) under the heading “Risk Factors,” and other documents Surrozen has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Surrozen presently does not know, or that Surrozen currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Surrozen’s expectations, plans, or forecasts of future events and views as of the date of this press release. Surrozen anticipates that subsequent events and developments will cause its assessments to change. However, while Surrozen may elect to update these forward-looking statements at some point in the future, Surrozen specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Surrozen’s assessments of any date after the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Investor/Media Contact:
Email: Investorinfo@surrozen.com

SURROZEN, INC.

Unaudited Condensed Consolidated Statements of Operations

and Comprehensive Loss

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2026	2025
Collaboration and license revenue	$5,000	$—
Research service revenue – related party	—	983
Total revenue	5,000	983

Operating expenses:
Research and development	9,328	6,558
General and administrative	6,128	3,976
Total operating expenses	15,456	10,534
Loss from operations	(10,456)	(9,551)
Interest income	912	296
Loss on amendment and cancellation of warrants	—	(2,073)
Loss on execution of the 2025 PIPE	—	(71,084)
(Loss) gain on change in fair value of tranche liability	(76,855)	16,340
Gain on settlement of tranche liability	—	1,117
Other (expense) income, net	(41,106)	37,985
Net loss and comprehensive loss	$(127,505)	$(26,970)

Net loss per share attributable to common stockholders, basic and diluted	$(11.65)	$(7.43)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	10,949	3,628

SURROZEN, INC.

Condensed Consolidated Balance Sheets

(In thousands)

	March 31,	December 31,
	2026	2025(1)
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$106,910	$89,245
Accounts receivable	5,000	—
Accounts receivable - related party	—	208
Prepaid expenses and other current assets	2,039	2,106
Total current assets	113,949	91,559

Property and equipment, net	488	433
Operating lease right-of-use assets	5,550	6,000
Restricted cash	688	688
Other assets	34	46
Total assets	$120,709	$98,726

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$889	$728
Accrued and other liabilities	6,749	7,912
Lease liabilities, current portion	1,927	1,290
Total current liabilities	9,565	9,930

Lease liabilities, noncurrent portion	4,851	5,349
Tranche liability	235,517	158,662
Warrant liabilities	148,923	112,547
Total liabilities	398,856	286,488

Stockholders’ deficit:
Preferred stock	—	—
Common stock	1	1
Additional paid-in-capital	376,642	339,522
Accumulated deficit	(654,790)	(527,285)
Total stockholders’ deficit	(278,147)	(187,762)
Total liabilities and stockholders’ deficit	$120,709	$98,726

(1) Derived from the audited consolidated financial statements, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.